                                                                 Exhibit (a)(15)


                                   THE GALAXY FUND
                           (A Massachusetts Business Trust)

                       CERTIFICATE OF CLASSIFICATION OF SHARES


          I, W. Bruce McConnel, III, do hereby certify as follows:

          (1) That I am the duly elected Secretary of The Galaxy Fund (the "Trust");

          (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of the Trust (a) at the regular meeting of the Board held on May 28, 1998 and (b) by unanimous written consent dated as of August 28, 1998;

          (3) That the following resolutions were duly adopted by the Board of Trustees of the Trust at the regular meeting of the Board held on May 28, 1998:

1. Creation of New Series of Shares, i.e. A Prime Shares, in Certain of the Equity and Bond Portfolios: (the Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Tax-Exempt Bond Fund, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Asset Allocation Fund, Small Company Equity Fund, Small Cap Value Fund, Growth and Income Fund and Strategic Equity Fund)

          CLASSIFICATION OF SHARES.

               RESOLVED, that pursuant to Section 5.1 of Galaxy's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest of Galaxy be, and hereby are, classified into each of thirteen additional separate series of shares which shall be designated, respectively, Class C-Special Series 3, Class D-Special Series 3, Class G-Series 4, Class H-Series 4, Class I-Series 4, Class J-Series 4, Class K -Series 4, Class L-Series 4, Class M-Series 4, Class N-Series 4, Class U-Series 4, Class X-Series 4 and Class AA-Series 4;

               FURTHER RESOLVED, that (a) Class C-Special Series 3 shares of beneficial interest shall represent interests in the Equity Value Fund, (b) Class D-Special Series 3 shares of beneficial interest shall represent interests in the Intermediate Government Income Fund, (c) Class G-Series 4 shares of beneficial interest shall represent interests in the International Equity Fund, (d) Class H-Series 4 shares of beneficial interest shall represent interests in the Equity Growth Fund, (e) Class I-Series 4 shares of beneficial interest shall represent interests in the Equity Income Fund, (f) Class J-Series 4 shares of beneficial interest shall represent interests in the High Quality Bond Fund, (g) Class K-Series 4 shares of beneficial interest shall represent interests in the Small Company Equity Fund, (h) Class L-Series 4 shares of beneficial interest shall represent interests in the Short-Term Bond Fund, (i) Class M -Series 4 shares of beneficial interest shall represent interests in the Tax-Exempt Bond Fund, (j) Class N -Series 4 shares of beneficial interest shall represent interests in the Asset Allocation Fund, (k) Class U-Series 4 shares of beneficial interest shall represent interests in the Growth and Income Fund, (l) Class X-Series 4 shares of beneficial interest shall represent interests in the Small Cap Value Fund and (m) Class AA-Series 4 shares of beneficial interest shall represent interests in the Strategic Equity Fund;

               FURTHER RESOLVED, that each share of Class C-Special Series 3, Class D-Special Series 3, Class G-Series 4, Class H-Series 4, Class I-Series 4, Class J-Series 4, Class K-Series 4, Class L-Series 4, Class M-Series 4, Class N-Series 4, Class U-Series 4, Class X-Series 4 and Class AA-Series 4 newly classified hereby shall have all of the following preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption:

               (1) ASSETS BELONG TO A CLASS. All consideration received by Galaxy for the issue or sale of shares of Class C-Special Series 3, Class D-Special Series 3, Class G-Series 4, Class H-Series 4, Class I-Series 4, Class J-Series 4, Class K-Series 4, Class L-Series 4, Class M-Series 4, Class N-Series 4, Class U-Series 4, Class X-Series 4 and Class AA-Series 4 shall be invested and reinvested with the consideration received by Galaxy for the issue and sale of all other shares now or hereafter classified as shares of Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA, respectively (irrespective of whether said shares have been classified as part of a series of said Class and if so classified as part of a series, irrespective of the particular series classification), together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds derived from the sale, exchange, or liquidation of such investment, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Galaxy allocated to Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA (including the Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA shares formerly classified, Class C-Special Series 3, Class D-Special Series 3, Class G-Series 4, Class H-Series 4, Class I-Series 4, Class J-Series 4, Class K-Series 4, Class L-Series 4, Class M-Series 4, Class N-Series 4, Class U-Series 4, Class X-Series 4 and Class AA-Series 4 shares herein classified or such other shares with respect to such Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA) by the Board of Trustees in accordance with Galaxy's Declaration of Trust. All income, earnings, profits, and proceeds, including any profits derived from the sale, exchange or liquidation of such shares of Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA and any assets derived from any reinvestment of such proceeds in whatever form shall be allocated to the Class C-Special Series 3 shares, Class D-Special Series 3 shares, Class G-Series 4 shares, Class H-Series 4 shares, Class I-Series 4 shares, Class J-Series 4 shares, Class K-Series 4 shares, Class L-Series 4 shares, Class M-Series 4 shares, Class N-Series 4 shares, Class U-Series 4 shares, Class X-Series 4 shares and Class AA-Series 4 shares in the proportion that the net asset value of such Special Series 3 shares or Series 4 shares, as the case may be, of such Class bears to the total net asset value of all shares of such Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA (irrespective of whether said shares have been classified as part of a series of said Class and, if so classified as part of a series, irrespective of the particular series classification).

               (2) LIABILITIES BELONGING TO A CLASS. All the liabilities (including expenses) of Galaxy in respect of Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA shall be allocated to the Class C-Special Series 3 shares, Class D-Special Series 3 shares, Class G-Series 4 shares, Class H-Series 4 shares, Class I-Series 4 shares, Class J-Series 4 shares, Class K-Series 4 shares, Class L-Series 4 shares, Class M-Series 4 shares, Class N-Series 4 shares, Class U-Series 4 shares, Class X-Series 4 shares and Class AA-Series 4 shares hereby classified of such Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA in the proportion that the net asset value of such Special Series 3 shares or Series 4 shares, as the case may be, of such Class bears to the total net asset value of all shares of such Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), except that to the extent that may be from time to time determined by the Board of Trustees to allocate the following expenses to such Class C-Special Series 3 shares, Class D-Special Series 3 shares, Class G-Series 4 shares, Class H-Series 4 shares, Class I-Series 4 shares, Class J-Series 4 shares, Class K-Series 4 shares, Class L-Series 4 shares, Class M-Series 4 shares, Class N-Series 4 shares, Class U-Series 4, Class X-Series 4 and Class AA-Series 4 shares (or any other series of shares of such Class):

                    (a) Only the Special Series 3 shares of Class C and Class D and the Series 4 shares of, Class G, Class H, Class I, Class J, Class K, Class M, Class N, Class U, Class X and Class AA shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially such Special Series 3 shares or Series 4 shares, as the case may be; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which therefore should be borne solely by the Special Series 3 shares of Class C and Class D and the Series 4 shares of Class G, Class H, Class I, Class J, Class K, Class M, Class N, Class U, Class X and Class AA; and

                    (b) no Special Series 3 shares of Class C and Class D or Series 4 shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA shall bear
          (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially shares of Class C and Class D other than Special Series 3 shares of such Class C and Class D or shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA other than Series 4 shares of such Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to shares of Class C and Class D other than the Special Series 3 shares of such Class C and Class D or shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA other than Series 4 shares of such Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA and which therefore should be borne solely by such other shares of Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA and not the Special Series 3 shares of such Class C or Class D or Series 4 shares of such Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA.

               (3) Preferences, Conversion and Other Rights, Voting Powers, Restrictions, Limitations, Qualifications, and Terms and Conditions of Redemption. Except as provided hereby, each Special Series 3 share of Class C and Class D and each Series 4 share of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA shall have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption applicable to all other shares as set forth in Galaxy's Declaration of Trust and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as each other share formerly, now or hereafter classified as a share of Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class A and Class AA (irrespective of whether said share has been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification) except that:

                    (a) On any matter that pertains to the agreements or expenses and liabilities described under Section (2), clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of Galaxy, only the Special Series 3 shares of Class C and Class D and the Series 4 shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA (excluding the other shares classified as a series of such Class other than Special Series 3 or Series 4, as the case may be) shall be entitled to vote, except that:

                    (i) if said matter affects shares in Galaxy other than the Special Series 3 shares of Class C and Class D and the Series 4 shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA, such other affected shares in Galaxy shall also be entitled to vote, and in such case, such Special Series 3 shares of such Class C and Class D and such Series 4 shares of such Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and

                    (ii) if said matter does not affect the Special Series 3 shares of Class C and Class D and Series 4 shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA, such shares shall not be entitled to vote (except where required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares in Galaxy other than said Special Series 3 shares of such Class C and Class D and such Series 4 shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA.

          (4) That the following resolutions were duly adopted by the Board of Trustees of the Trust by unanimous written consent dated as of August 28, 1998:

1. Creation of New Series of Shares, i.e. B Prime Shares, in Certain of the Equity and Bond Portfolios: (the Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Tax-Exempt Bond Fund, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Asset Allocation Fund, Small Company Equity Fund, Small Cap Value Fund, Growth and Income Fund and Strategic Equity Fund)

          CLASSIFICATION OF SHARES.

               RESOLVED, that pursuant to Section 5.1 of Galaxy's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest of Galaxy be, and hereby are, classified into each of thirteen additional separate series of shares which shall be designated, respectively, Class C-Special Series 4, Class D-Special Series 4, Class G-Series 5, Class H-Series 5, Class I-Series 5, Class J-Series 5, Class K-Series 5, Class L-Series 5, Class M-Series 5, Class N-Series 5, Class U-Series 5, Class X-Series 5 and Class AA-Series 5;

               FURTHER RESOLVED, that (a) Class C-Special Series 4 shares of beneficial interest shall represent interests in the Equity Value Fund, (b) Class D-Special Series 4 shares of beneficial interest shall represent interests in the Intermediate Government Income Fund,
          (c) Class G -Series 5 shares of beneficial interest shall represent interests in the International Equity Fund, (d) Class H-Series 5 shares of beneficial interest shall represent interests in the Equity Growth Fund, (e) Class I-Series 5 shares of beneficial interest shall represent interests in the Equity Income Fund, (f) Class J-Series 5 shares of beneficial interest shall represent interests in the High Quality Bond Fund, (g) Class K-Series 5 shares of beneficial interest shall represent interests in the Small Company Equity Fund, (h) Class L-Series 5 shares of beneficial interest shall represent interests in the Short-Term Bond Fund, (i) Class M-Series 5 shares of beneficial interest shall represent interests in the Tax-Exempt Bond Fund, (j) Class N-Series 5 shares of beneficial interest shall represent interests in the Asset Allocation Fund, (k) Class U-Series 5 shares of beneficial interest shall represent interests in the Growth and Income Fund, (l) Class X-Series 5 shares of beneficial interest shall represent interests in the Small Cap Value Fund and (m) Class AA-Series 5 shares of beneficial interest shall represent interests in the Strategic Equity Fund;

               FURTHER RESOLVED, that each share of Class C-Special Series 4, Class D-Special Series 4, Class G-Series 5, Class H-Series 5, Class I-Series 5, Class J-Series 5, Class K-Series 5, Class L-Series 5, Class M-Series 5, Class N-Series 5, Class U-Series 5, Class X-Series 5 and Class AA-Series 5 newly classified hereby shall have all of the following preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption:

          (1) ASSETS BELONG TO A CLASS. All consideration received by Galaxy for the issue or sale of shares of Class C-Special Series 4, Class D-Special Series 4, Class G-Series 5, Class H-Series 5, Class
          I-Series 5, Class J-Series 5, Class K-Series 5, Class L-Series 5, Class M-Series 5, Class N-Series 5, Class U-Series 5, Class
          X-Series 5 and Class AA-Series 5 shall be invested and reinvested with the consideration received by Galaxy for the issue and sale of all other shares now or hereafter classified as shares of Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L,
          Class M, Class N, Class U, Class X and Class AA, respectively (irrespective of whether said shares have been classified as part of a series of said Class and if so classified as part of a series, irrespective of the particular series classification), together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds derived from the sale, exchange, or liquidation of such investment, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Galaxy allocated to Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA (including the Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA shares formerly classified, Class C-Special Series 4, Class D-Special Series 4, Class G-Series 5, Class H-Series 5, Class I-Series 5, Class J-Series 5, Class K-Series 5, Class L-Series 5, Class M-Series 5, Class N-Series 5, Class U-Series 5, Class X-Series 5 and Class AA-Series 5 shares herein classified or such other shares with respect to such Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA) by the Board of Trustees in accordance with Galaxy's Declaration of Trust. All income, earnings, profits, and proceeds, including any profits derived from the sale, exchange or liquidation of such shares of Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA and any assets derived from any reinvestment of such proceeds in whatever form shall be allocated to the Class C-Special Series 4 shares, Class D-Special Series 4 shares, Class G-Series 5 shares, Class H-Series 5 shares, Class I-Series 5 shares, Class J-Series 5 shares, Class K-Series 5 shares, Class L-Series 5 shares, Class M-Series 5 shares, Class N-Series 5 shares, Class U-Series 5 shares, Class X-Series 5 shares and Class AA-Series 5 shares in the proportion that the net asset value of such Special Series 4 shares or Series 5 shares, as the case may be, of such Class bears to the total net asset value of all shares of such Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA (irrespective of whether said shares have been classified as part of a series of said Class and, if so classified as part of a series, irrespective of the particular series classification).

               (2) LIABILITIES BELONGING TO A CLASS. All the liabilities (including expenses) of Galaxy in respect of Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA shall be allocated to the Class C-Special Series 4 shares, Class D-Special Series 4 shares, Class G-Series 5 shares, Class H-Series 5 shares, Class I-Series 5 shares, Class J-Series 5 shares, Class K-Series 5 shares, Class L-Series 5 shares, Class M-Series 5 shares, Class N-Series 5 shares, Class U-Series 5 shares, Class X-Series 5 shares and Class AA-Series 5 shares hereby classified of such Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA in the proportion that the net asset value of such Special Series 3 shares or Series 5 shares, as the case may be, of such Class bears to the total net asset value of all shares of such Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), except that to the extent that may be from time to time determined by the Board of Trustees to allocate the following expenses to such Class C-Special Series 4 shares, Class D-Special Series 4 shares, Class G-Series 5 shares, Class H-Series 5 shares, Class I-Series 5 shares, Class J-Series 5 shares, Class K-Series 5 shares, Class L-Series 5 shares, Class M-Series 5 shares, Class N-Series 5 shares, Class U-Series 5 shares, Class X-Series 5 shares and Class AA-Series 5 shares (or any other series of shares of such Class):

                              (a) only the Special Series 4 shares of Class C and Class D and the Series 5 shares of Class G, Class H, Class I, Class J, Class K, Class M, Class N, Class U, Class X and Class AA shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially such Special Series 4 shares or Series 5 shares, as the case may be; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which therefore should be borne solely by the Special Series 4 shares of Class C and Class D and the Series 5 shares of Class G, Class H, Class I, Class J, Class K, Class M, Class N, Class U, Class X and Class AA; and

                              (b) no Special Series 4 shares of Class C and Class D or Series 5 shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA shall bear (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially shares of Class C and Class D other than Special Series 4 shares of such Class C and Class D or shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA other than Series 5 shares of such Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to shares of Class C and Class D other than the Special Series 4 shares of such Class C and Class D or shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA other than Series 5 shares of such Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA and which therefore should be borne solely by such other shares of Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA and not the Special Series 4 shares of such Class C or Class D or Series 5 shares of such Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA.

          (3) PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION. Except as provided hereby, each Special Series 4 share of Class C and Class D and each Series 5 share of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA shall have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption applicable to all other shares as set forth in Galaxy's Declaration of Trust and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as each other share formerly, now or hereafter classified as a share of Class C, Class D, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA (irrespective of whether said share has been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification) except that:

               (a) On any matter that pertains to the agreements or expenses and liabilities described under Section (2), clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of Galaxy, only the Special Series 4 shares of Class C and Class D and the Series 5 shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA (excluding the other shares classified as a series of such Class other than Special Series 4 or Series 5, as the case may be) shall be entitled to vote, except that:

                    (i) if said matter affects shares in Galaxy other than the Special Series 4 shares of Class C and Class D and the Series 5 shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA, such other affected shares in Galaxy shall also be entitled to vote, and in such case, such Special Series 4 shares of such Class C and Class D and such Series 5 shares of such Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and

                    (ii) if said matter does not affect the Special Series 4 shares of Class C and Class D and Series 5 shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA, such shares shall not be entitled to vote (except where required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares in Galaxy other than said Special Series 4 shares of such Class C and Class D and such Series 5 shares of Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class U, Class X and Class AA.


               (b) With respect to each such series of shares, the first sentence of Section 5.1B(9) shall not apply, and the following shall apply instead:

                    To the extent of the assets of the Trust legally available for such redemptions, a Shareholder of the Trust shall have the right to require the Trust to redeem his full and fractional Shares of any class out of assets belonging to the classes with the same alphabetical designation as such class at a redemption price equal to the net asset value per Share for such Shares being redeemed next determined after receipt of a request to redeem in proper form as determined by the Trustees, less such deferred sales charge, redemption fee or other charge, if any, as may be fixed by the Trustees, subject to the right of the Trustees to suspend the right of redemption of Shares or postpone the date of payment of such redemption price in accordance with the provisions of applicable law.

               (c) Class C-Special Series 4, Class D-Special Series 4, Class G-Series 5, Class H-Series 5, Class I-Series 5, Class J-Series 5, Class K-Series 5, Class L-Series 5, Class M-Series 5, Class N-Series 5, Class U-Series 5, Class X-Series 5 and Class AA-Series 5 shares shall be convertible into Class C-Special Series 3, Class D-Special Series 3, Class G-Series 4, Class H-Series 4, Class I-Series 4, Class J-Series 4, Class K-Series 4, Class L-Series 4, Class M-Series 4, Class N-Series 4, Class U-Series 4, Class X-Series 4 and Class AA-Series 4, shares respectively, on the basis of the relative net asset values of the shares converted and the shares into which such shares are converted, and otherwise after such time or times, and upon such conditions and pursuant to such procedures, as shall be determined by the Trustees from time to time in connection with the sale and issuance of such shares,

          (5) That the foregoing resolutions remain in full force and effect on the date hereof.


                                   /s/ W. Bruce McConnel, III
                                   ---------------------------
                                   W. Bruce McConnel, III
                                   Secretary

Dated:  September 11, 1998

Subscribed and sworn to before
me this 11th day of September, 1998

/s/ Dorothea A. Natale
-------------------------
Notary Public or Commissioner of Deeds
My Commission Expires: September 4, 2000